Exhibit 99.1
Sadot Group Inc. Completes Strategic $3.0 Million Capital Raise

BURLESON, TX / ACCESSWIRE / December 3, 2024 / Sadot Group Inc. (NASDAQ:SDOT) ("Sadot" or the "Company"), today announced the pricing of a strategic $3.0 million capital raise through a convertible 12-month note. The note is convertible into shares of common stock at a fixed purchase price of $4.10 per share, with no warrant coverage. The Company plans to use the proceeds for general business expenses and growth initiatives, including recent expansions into Canada and Brazil, and potential farming operations in Indonesia.

"This financing is consistent with our long-term strategy to capitalize on the Company's growth strategy. With this financing we will be able to extend our financial runway to grow the company in a minimally dilutive manner," said Michael Roper, CEO of Sadot Group.

RBW Capital Partners LLC, offering all securities through Dominari Securities LLC, served as the exclusive placement agent for the offering.

About Sadot Group Inc.
Sadot Group Inc. ("Sadot Group") has rapidly established itself as an emerging player in the global food supply chain industry. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Fort Worth, Texas with subsidiary operations in Miami, Dubai, Sao Paulo, Singapore, Kyiv, Toronto and Zambia. For more information, please visit www.sadotgroupinc.com.

For additional updates, news and general knowledge related to the global agri-commodity supply-chain, please visit our website at: www.sadotgroupinc.com and our social media postings on Facebook and X (Twitter)

The securities described above were sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock issuable upon conversion of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may include "forward-looking statements" pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:
Frank Pogubila SVP, Integrous Communications
W - 951.946.5288
E - IR@sadotco.com
SOURCE: Sadot Group Inc.